UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2020

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7021 Columbia Gateway Drive, Suite 500, Columbia, Maryland, 21046
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry in a Material Definitive Agreement.
On July 24, 2020, Tenable Holdings, Inc. (the “Company”) replaced its existing revolving credit facility by entering into a Credit Agreement (the “Credit Agreement”) among the Company, as guarantor, Tenable, Inc., as borrower (the “Borrower”), the lenders from time to time party thereto and Silicon Valley Bank, as administrative agent, issuing lender and swingline lender. The Credit Agreement provides for a $45.0 million revolving credit facility (the “Credit Facility”), including a $10.0 million sublimit for the issuance of letters of credit and a swingline subfacility of up to $10.0 million. The Credit Facility matures in July 2022, subject to certain extensions.
Interest on borrowings under the Credit Facility accrues at an annual rate tied to a base rate or LIBOR, at the Borrower’s election. Loans based on LIBOR bear interest at a rate equal to LIBOR plus 2.00%, and loans based on the base rate bear interest at a rate equal to the base rate plus 1.00%. The Borrower is required to pay a quarterly commitment fee equal to 0.35% per annum on the unused portion of the borrowing commitment.
The obligations under the Credit Agreement are secured by a lien on substantially all of the tangible and intangible property (except intellectual property) of the Company and certain subsidiaries and by a pledge of all of the equity interests of the Company's material direct and indirect domestic subsidiaries and 65% of each class of capital stock of any material first-tier foreign subsidiaries, subject to limited exceptions.
The Credit Agreement contains customary conditions to borrowing, including restrictions on indebtedness, liens, acquisitions and investments, restricted payments and dispositions. The Credit Agreement contains a financial covenant that requires the Company to maintain a consolidated quick ratio of at least 1:50 to 1:00 tested on a quarterly basis. The Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. Non-compliance with one or more of the covenants and restrictions or the occurrence of an event of default could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable and termination of the commitments.
This summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.02    Results of Operations and Financial Condition.
On July 28, 2020, Tenable Holdings, Inc. (the "Company") reported financial results for the quarter ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference.
The information in this Item 2.02 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of July 27, 2020, by and among Tenable Holdings, Inc., as guarantor, Tenable, Inc., as borrower, the several lenders from time to time party thereto, and Silicon Valley Bank, as administrative agent, issuing lender and swingline lender, and as lead arranger

99.1	Press release — "Tenable Announces Second Quarter 2020 Financial Results"
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on July 28, 2020, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	July 28, 2020	By:	/s/ Stephen A. Riddick
Stephen A. Riddick
General Counsel and Corporate Secretary